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Exhibit 21.1

SUBSIDIARIES OF GUARANTY BANCORP

Name of Subsidiary	State of Incorporation/Formation
Guaranty Bank and Trust Company	Colorado
Guaranty Capital Trust III	Delaware
CenBank Statutory Trust I	Connecticut
CenBank Statutory Trust II	Connecticut
CenBank Statutory Trust III	Delaware
GRE Holdings LLC	Colorado
Holdco Holdings LLC	Colorado
GRE-Champa LLC	Colorado
HIX-LTN LLC	Colorado
HIX-MON LLC	Colorado
Woodmen & Tutt RE LLC	Colorado
CP San Marcos LLC	Colorado

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  Exhibit 21.1
SUBSIDIARIES OF GUARANTY BANCORP